As filed with the Securities and Exchange Commission on July 15,
1997

                                       Registration No. 333-_____


                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549
                        _______________________

                              FORM S-3
                        REGISTRATION STATEMENT
                               UNDER
                      THE SECURITIES ACT OF 1933
                       _______________________

                        BELLSOUTH CORPORATION
      (Exact name of registrant as specified in its charter)

         Georgia                                58-1533433
(State or other jurisdiction                 (I.R.S. Employer
of incorporation or organization)           Identification No.)

                      1155 Peachtree Street, N.E.
                     Atlanta, Georgia  30309-3610
                            (404) 249-2000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              KEITH B. BREEDEN
                           BellSouth Corporation
                              15G03 Campanile
                        1155 Peachtree Street, N.E.
                       Atlanta, Georgia  30309-3610
                              (404) 249-3035
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 Copies To:
 DAVID M. CARTER                             JAMES KARDON
Hunton & Williams                          Hahn & Hessen LLP
951 East Byrd Street                       350 Fifth Avenue
Richmond, Virginia  23219-4074    New York, New York  10118-0075
(804) 788-7216                              (212) 736-1000


     Approximate date of commencement of the proposed sale of the securities to the public:

From time to time after the effective date of this Registration
Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                    CALCULATION OF REGISTRATION FEE

Title of Each              Proposed    Proposed
 Class of       Amount     Maximum     Maximum         Amount of
Securities To    To Be     Offering    Aggregate    Registration
Be Registered Registered  Price Per   Offering Price     Fee
                             Unit

Common Stock,  1,048,321   $45.875(1)  $48,091,726(1)  $14,573
$1.00 par        shares
value per
 share

(1)  Estimated solely for purposes of calculating the
registration fee in accordance with Rule 457(c).
                               _______________________

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS




                         1,048,321 Shares

                       BellSouth Corporation
                            Common Stock





                         ___________________





     National Wireless Holdings, Inc. is offering for sale
1,048,321 shares of BellSouth Corporation common stock.

     BellSouth will not receive any of the proceeds from the sale of the shares but will bear the expenses in connection with their registration.

     BellSouth common stock is listed on the New York Stock
Exchange under the symbol "BLS."









Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved the BellSouth common stock to be issued under this Prospectus or determined if this Prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.



            The date of this Prospectus is July 15, 1997.

                              BUSINESS OF BELLSOUTH

     BellSouth Corporation is a holding company providing telecommunications services and communications systems and products. BellSouth provides predominantly tariffed telecommunications services to approximately two-thirds of the population and one-half of the territory within Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina and Tennessee. BellSouth's other primary businesses are wireless and international communications services and advertising and publishing products. Its principal executive offices are located at 1155 Peachtree Street, Atlanta, Georgia 30309-3610, and its telephone number is (404) 249-2000.



                           THE SELLING SHAREHOLDER

     National Wireless Holdings Inc. is offering 1,048,321 shares of BellSouth common stock, which it received from BellSouth in a merger transaction. National Wireless Holdings Inc. has not had any material relationship with BellSouth or any affiliate of BellSouth within the past three years, other than the merger transaction. National Wireless Holdings Inc. does not own more than one percent of the outstanding BellSouth common stock and is offering all BellSouth common stock owned by it.


                            PLAN OF DISTRIBUTION

     From time to time, National Wireless Holdings Inc. may sell the shares in transactions on the New York Stock Exchange, on other exchanges, in privately negotiated transactions or otherwise. Alternatively, National Wireless Holdings Inc. may offer the shares to or through underwriters, brokers or dealers who may act solely as agents, or who may acquire shares as principals. National Wireless Holdings Inc. may pay these persons usual and customary or specifically negotiated brokerage fees or commissions in connection with such sales. In connection with such sales, National Wireless Holdings Inc. and any participating brokers or dealers may be deemed "underwriters" as such term is defined in the Securities Act of 1933, as amended, and any profits realized or commissions received may be deemed to be underwriting compensation.

     BellSouth will bear the expenses in connection with the registration of the shares and compliance with applicable state securities or Blue Sky laws.

     BellSouth also will indemnify National Wireless Holdings
Inc. against certain liabilities under applicable securities laws or contribute to payments National Wireless Holdings Inc. may be required to make.

     Any of the underwriters, dealers, brokers or agents may have other business relationships with BellSouth and its affiliates in the ordinary course of business.


                                EXPERTS

The consolidated financial statements of BellSouth and subsidiaries incorporated by reference in this Prospectus from BellSouth's Annual Report on Form 10-K for the year ended December 31, 1996 have been incorporated herein in reliance on the report, which includes an explanatory paragraph related to a change in an accounting method, of Coopers & Lybrand L.L.P., independent accountants, also incorporated herein by reference, given on the authority of that firm as experts in accounting and auditing.


                            LEGAL OPINION

     The legality of the BellSouth common stock being offered will be passed on for BellSouth by Walter H. Alford, Executive Vice President and General Counsel of BellSouth. Mr. Alford beneficially owns approximately 32,495 shares of BellSouth common stock.


                   WHERE YOU CAN FIND MORE INFORMATION

     BellSouth files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC's public reference room in Washington, D.C. You can obtain copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. SEC filings are also available to the public on the SEC Internet site at http://www.sec.gov. and BellSouth's filings also are available on its Website at http://www.bellsouth.com.
Because BellSouth common stock is traded on the NYSE, you also can inspect copies of these documents at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. As permitted by the Rules and Regulations of the SEC, this Prospectus does not contain all the information set forth in the Registration Statement, of which this Prospectus is a part, which has been filed by BellSouth with the SEC to register the BellSouth common stock.

     Neither BellSouth nor National Wireless Holdings Inc. has authorized anyone to give any information regarding the offer other than the information in this Prospectus. This Prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the BellSouth common stock it describes, nor is it an offer to or solicitation of anyone to whom it would be unlawful to make an offer or solicitation. Neither the delivery of this Prospectus nor the distribution of any of the securities to which this Prospectus relates implies that the information is correct as of any time after the date of this Prospectus.

     The SEC allows BellSouth to "incorporate by reference" the information it files with it, which means that we can disclose important information to you by referring you to those documents.

The information incorporated by reference is considered to be part of this Prospectus, and later information filed with the SEC will update and supersede this information. The documents we have listed below, and any future filings made with the SEC under
Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 until the termination of the offering, comprise the incorporated documents:

     (a)     Annual Report on Form 10-K for the year ended
December 31, 1996, which includes the description of BellSouth common stock;

     (b)     Quarterly Report on Form 10-Q for the quarter ended
March 31, 1997; and

     (c)     Current Reports on Form 8-K for January 23, April
21, and July 9, 1997.

     Upon request, BellSouth will provide, without charge, a copy of any or all of its documents incorporated by reference in this document (other than exhibits to such documents, unless the exhibits are specifically incorporated by reference in such documents). You should direct requests for copies to BellSouth Investor Relations, 1155 Peachtree Street, Room 14B06, Atlanta, Georgia 30309-3610 (Telephone: 1-800-241-3419).

                              PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS


Part 14.  Other Expenses of Issuance and Distribution


                                                       BellSouth

Securities and Exchange Commission Filing Fee           $14,573
Legal Fees and Expenses                                   5,000
Printing and Distribution of Registration Statement and
   Prospectus                                             3,000
Accountants' Fees and Expenses                            3,000
Miscellaneous Expenses                                    1,427
          Total                                        $ 27,000


Item 15.  Indemnification of Directors and Officers

     As authorized by the Georgia Business Corporation Code (the "Georgia Code"), BellSouth's Restated Articles of Incorporation limit the monetary liability of its directors to BellSouth or its shareholders for any breach of their duty of care or any other duty as a director except (i) for misappropriation of any business opportunity of BellSouth (ii) for acts or omissions not in good faith or which constitute intentional misconduct or a knowing violation of law, (iii) for liability for certain unlawful distributions, or (iv) for any transaction from which the director derived an improper personal benefit.

     As authorized by the Georgia Code, the shareholders of BellSouth have adopted an amendment to the bylaws expanding directors and officers indemnification rights and approved a form of Indemnity Agreement which BellSouth may enter with its directors or officers. A person with whom BellSouth has entered into such an Indemnity Agreement (an "Indemnitee") shall be indemnified against liabilities and expenses related to such person's capacity as an officer or director or to capacities served with other entities at the request of BellSouth, except for claims excepted from the limited liability provisions described above. An Indemnitee is also entitled to the benefits of any directors' and officers' liability insurance policy maintained for BellSouth Indemnity Agreement will be secured with a letter of credit in favor of the Indemnitee in an amount of not less than $1,000,000. BellSouth has entered into Indemnity Agreements with each of its directors.

     The Georgia Code generally empowers a corporation, without shareholder approval, to indemnify directors against liabilities in proceedings to which they are named by reason of serving as a director of the corporation, if such person acted in a manner believed in good faith to be in or not opposed to the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Without shareholder approval, indemnification is not permitted of a director adjudged liable to the corporation in a proceeding by or in the right of the corporation or a proceeding in which the director is adjudged liable based on a personal benefit improperly received, absent judicial determination that, in view of the circumstances, such person is fairly and reasonably entitled to indemnification of reasonable expenses incurred.

     The Georgia Code permits indemnification and advancement of expenses to officers who are not directors, to the extent consistent with public policy. The Georgia Code provides for mandatory indemnification of directors and officers who are successful in defending against any proceeding to which they are named because of their serving in such capacity.

     BellSouth's bylaws also provide that BellSouth shall indemnify any person made or threatened to be made a party to any action (including any action by or in the right of BellSouth) by reason of service as a director or officer of BellSouth (or of another entity at BellSouth's request), against liabilities and expenses if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of BellSouth (and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful), to the maximum extent permitted by the Georgia Code.

     The general limitations in the Georgia Code as to indemnification may be superseded to the extent of the limited liability provisions (with respect to directors) and the Indemnity Agreements, as authorized by the shareholders and as described above.

     The directors and officers of BellSouth are covered by liability insurance policies pursuant to which (a) they are insured against loss arising from certain claims made against them, jointly or severally, during the policy period for any actual or alleged breach of duty, neglect, error, misstatement, misleading statements, omissions or other wrongful act and (b) BellSouth is entitled to have paid by the insurers, or to have the insurers reimburse BellSouth for amounts paid by it, in respect of such claims if BellSouth is required to indemnify officers and directors for such claims. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), which may be permitted to directors, officers or persons controlling BellSouth pursuant to the foregoing provisions, BellSouth has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 16.  Exhibits

    Exhibits

   5      Opinion of Walter H. Alford, Esquire with respect to
legality

   23(a)  Consent of Coopers & Lybrand L.L.P.

   23(b)  Consent of Walter H. Alford (included in Exhibit 5)

   24     Powers of Attorney

Item 17. Undertakings

     (a) The undersigned Registrant hereby undertakes as follows:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

               (i)  To include any prospectus required by section
10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta and State of Georgia, on the 15th day of July, 1997.

                                  BELLSOUTH CORPORATION


                                   By: /s/ W. Patrick Shannon

                                       W. Patrick Shannon
                                  Vice President and Controller

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

PRINCIPAL EXECUTIVE OFFICER:
F. Duane Ackerman*
Chief Executive Officer

PRINCIPAL FINANCIAL OFFICER:
Ronald M. Dykes*
Executive Vice President and
Chief Financial Officer

PRINCIPAL ACCOUNTING OFFICER:
W. Patrick Shannon*
Vice President and Controller

DIRECTORS:

     F. Duane Ackerman*                  Phyllis Burke Davis*
     Reuben V. Anderson*                 John G. Medlin, Jr.*
     James H. Blanchard*                 Robin B. Smith*
     J. Hyatt Brown*                     C. Dixon Spangler, Jr.*
     John L. Clendenin*                  Ronald A. Terry*
     Armando M. Codina*                  J. Tylee Wilson*


                                   *By /s/ W. Patrick Shannon
                                  W. Patrick Shannon
                          (Individually and as Attorney-in-Fact)
                                       July 15, 1997

                                                       Exhibit 5









                                                  July 11, 1997


BellSouth Corporation
1155 Peachtree Street, N.E.
Atlanta, Georgia 30309-3610

Dear Sirs:

     With reference to the registration statement which BellSouth Corporation (the "Company") proposes to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, registering 1,048,321 common shares (par value $1.00 per share) of the Company (the "Shares"), I am of the opinion that:

     (1) The Company is a corporation duly organized and validly existing under the laws of the State of Georgia.

     (2) All proper corporate proceedings have been taken so that the Shares have been duly authorized and are legally issued, fully paid and nonassessable.

     I hereby consent to any references to me contained in, and to the filing of this opinion with the Securities and Exchange
Commission in connection with, the registration statement referred to above.

                                  Very truly yours,

                                  /s/ Walter H. Alford

                                  Walter H. Alford

                                                   Exhibit 23(a)


             CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-3 of BellSouth Corporation of our report, which includes an explanatory paragraph related to a change in an accounting method, dated February 3, 1997, on our audits of the financial statements of BellSouth Corporation as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts."



                              /s/ Coopers & Lybrand L.L.P.


Atlanta, Georgia
July 11, 1997

                                                      Exhibit 24

Power of Attorney


KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, BELLSOUTH CORPORATION, a Georgia corporation (the "Company"), proposes to file with the Securities and Exchange Commission, under the Securities Act of 1933, as amended, a registration statement (the "Registration Statement") to provide for registration of the secondary offering of common stock of the Company in connection with the acquisition of South Florida Television, Inc. (the "Transaction").

NOW THEREFORE, each of the undersigned hereby constitutes and appoints F. Duane Ackerman, Ronald M. Dykes, W. Patrick Shannon and Arlen G. Yokley, and each of them, as attorneys for him in his name, place and stead in each of his respective capacities in the Company, to execute and file the Registration Statement, including the related prospectus, and thereafter to execute and file such additional or amended registration statement or statements and/or a post-effective amendment or amendments and an amended prospectus or prospectuses or amendments or supplements thereto, to register or deregister securities, to withdraw the registration statements or otherwise, hereby giving and granting to said attorneys full power and authority (including substitution and revocation) to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises in connection with the transaction as fully, to all intents and purposes, as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his hand on the date indicated.


/s/ F. Duane Ackerman                  June 23, 1997
F. Duane Ackerman                      Date
President and Chief Executive
Officer
Director
(Principal Executive Officer)


/s/ Ronald M. Dykes                    June 23, 1997
Ronald M. Dykes                        Date
Executive Vice President and
Chief Financial Officer
(Principal Financial Officer)


/s/ W. Patrick Shannon                 June 23, 1997
W. Patrick Shannon                     Date
Vice President and Controller
(Principal Accounting Officer)
Power of Attorney



KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, BELLSOUTH CORPORATION, a Georgia corporation (the "Company"), proposes to file with the Securities and Exchange Commission, under the Securities Act of 1933, as amended, a registration statement (the "Registration Statement") to provide for registration of the secondary offering of common stock of the Company in connection with the acquisition of South Florida Television Inc. (the "Transaction").

NOW THEREFORE, the undersigned hereby constitutes and appoints F. Duane Ackerman, Ronald M. Dykes, W. Patrick Shannon and Arlen G. Yokley, and each of them, as attorneys for him in his name, place and stead, to execute and file the Registration Statement, including the related prospectus, and thereafter to execute and file such additional or amended registration statement or statements and/or a post-effective amendment or amendments and an amended prospectus or prospectuses or amendments or supplements thereto, to register or deregister securities, to withdraw the registration statements or otherwise, hereby giving and granting to said attorneys full power and authority (including substitution and revocation) to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises in connection with the transaction as fully, to all intents and purposes, as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the date indicated.


/s/ Reuben V. Anderson                 June 23, 1997
Reuben V. Anderson                     Date

Power of Attorney



KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, BELLSOUTH CORPORATION, a Georgia corporation (the "Company"), proposes to file with the Securities and Exchange Commission, under the Securities Act of 1933, as amended, a registration statement (the "Registration Statement") to provide for registration of the secondary offering of common stock of the Company in connection with the acquisition of South Florida Television Inc. (the "Transaction").

NOW THEREFORE, the undersigned hereby constitutes and appoints F. Duane Ackerman, Ronald M. Dykes, W. Patrick Shannon and Arlen G. Yokley, and each of them, as attorneys for him in his name, place and stead, to execute and file the Registration Statement, including the related prospectus, and thereafter to execute and file such additional or amended registration statement or statements and/or a post-effective amendment or amendments and an amended prospectus or prospectuses or amendments or supplements thereto, to register or deregister securities, to withdraw the registration statements or otherwise, hereby giving and granting to said attorneys full power and authority (including substitution and revocation) to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises in connection with the transaction as fully, to all intents and purposes, as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the date indicated.


/s/ James H. Blanchard                     June 23, 1997
James H. Blanchard                         Date

Power of Attorney



KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, BELLSOUTH CORPORATION, a Georgia corporation (the "Company"), proposes to file with the Securities and Exchange Commission, under the Securities Act of 1933, as amended, a registration statement (the "Registration Statement") to provide for registration of the secondary offering of common stock of the Company in connection with the acquisition of South Florida Television Inc. (the "Transaction").

NOW THEREFORE, the undersigned hereby constitutes and appoints F. Duane Ackerman, Ronald M. Dykes, W. Patrick Shannon and Arlen G. Yokley, and each of them, as attorneys for him in his name, place and stead, to execute and file the Registration Statement, including the related prospectus, and thereafter to execute and file such additional or amended registration statement or statements and/or a post-effective amendment or amendments and an amended prospectus or prospectuses or amendments or supplements thereto, to register or deregister securities, to withdraw the registration statements or otherwise, hereby giving and granting to said attorneys full power and authority (including substitution and revocation) to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises in connection with the transaction as fully, to all intents and purposes, as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the date indicated.


/s/ J. Hyatt Brown                     June 23, 1997
J. Hyatt Brown                         Date

Power of Attorney



KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, BELLSOUTH CORPORATION, a Georgia corporation (the "Company"), proposes to file with the Securities and Exchange Commission, under the Securities Act of 1933, as amended, a registration statement (the "Registration Statement") to provide for registration of the secondary offering of common stock of the Company in connection with the acquisition of South Florida Television Inc. (the "Transaction").

NOW THEREFORE, the undersigned hereby constitutes and appoints F. Duane Ackerman, Ronald M. Dykes, W. Patrick Shannon and Arlen G. Yokley, and each of them, as attorneys for him in his name, place and stead, to execute and file the Registration Statement, including the related prospectus, and thereafter to execute and file such additional or amended registration statement or statements and/or a post-effective amendment or amendments and an amended prospectus or prospectuses or amendments or supplements thereto, to register or deregister securities, to withdraw the registration statements or otherwise, hereby giving and granting to said attorneys full power and authority (including substitution and revocation) to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises in connection with the transaction as fully, to all intents and purposes, as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the date indicated.



/s/ John L. Clendenin                  June 23, 1997
John L. Clendenin                      Date

Power of Attorney



KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, BELLSOUTH CORPORATION, a Georgia corporation (the "Company"), proposes to file with the Securities and Exchange Commission, under the Securities Act of 1933, as amended, a registration statement (the "Registration Statement") to provide for registration of the secondary offering of common stock of the Company in connection with the acquisition of South Florida Television Inc. (the "Transaction").

NOW THEREFORE, the undersigned hereby constitutes and appoints F. Duane Ackerman, Ronald M. Dykes, W. Patrick Shannon and Arlen G. Yokley, and each of them, as attorneys for him in his name, place and stead, to execute and file the Registration Statement, including the related prospectus, and thereafter to execute and file such additional or amended registration statement or statements and/or a post-effective amendment or amendments and an amended prospectus or prospectuses or amendments or supplements thereto, to register or deregister securities, to withdraw the registration statements or otherwise, hereby giving and granting to said attorneys full power and authority (including substitution and revocation) to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises in connection with the transaction as fully, to all intents and purposes, as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the date indicated.



/s/ Armando M. Codina                  June 23, 1997
Armando M. Codina                      Date

Power of Attorney



KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, BELLSOUTH CORPORATION, a Georgia corporation (the "Company"), proposes to file with the Securities and Exchange Commission, under the Securities Act of 1933, as amended, a registration statement (the "Registration Statement") to provide for registration of the secondary offering of common stock of the Company in connection with the acquisition of South Florida Television Inc. (the "Transaction").

NOW THEREFORE, the undersigned hereby constitutes and appoints F. Duane Ackerman, Ronald M. Dykes, W. Patrick Shannon and Arlen G. Yokley, and each of them, as attorneys for her in her name, place and stead, to execute and file the Registration Statement, including the related prospectus, and thereafter to execute and file such additional or amended registration statement or statements and/or a post-effective amendment or amendments and an amended prospectus or prospectuses or amendments or supplements thereto, to register or deregister securities, to withdraw the registration statements or otherwise, hereby giving and granting to said attorneys full power and authority (including substitution and revocation) to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises in connection with the transaction as fully, to all intents and purposes, as she might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set her hand on the date indicated.



/s/ Phyllis Burke Davis                June 23, 1997
Phyllis Burke Davis                    Date

Power of Attorney



KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, BELLSOUTH CORPORATION, a Georgia corporation (the "Company"), proposes to file with the Securities and Exchange Commission, under the Securities Act of 1933, as amended, a registration statement (the "Registration Statement") to provide for registration of the secondary offering of common stock of the Company in connection with the acquisition of South Florida Television Inc. (the "Transaction").

NOW THEREFORE, the undersigned hereby constitutes and appoints F. Duane Ackerman, Ronald M. Dykes, W. Patrick Shannon and Arlen G. Yokley, and each of them, as attorneys for him in his name, place and stead, to execute and file the Registration Statement, including the related prospectus, and thereafter to execute and file such additional or amended registration statement or statements and/or a post-effective amendment or amendments and an amended prospectus or prospectuses or amendments or supplements thereto, to register or deregister securities, to withdraw the registration statements or otherwise, hereby giving and granting to said attorneys full power and authority (including substitution and revocation) to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises in connection with the transaction as fully, to all intents and purposes, as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the date indicated.



/s/ John G. Medlin, Jr.                June 23, 1997
John G. Medlin, Jr.                    Date

Power of Attorney



KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, BELLSOUTH CORPORATION, a Georgia corporation (the "Company"), proposes to file with the Securities and Exchange Commission, under the Securities Act of 1933, as amended, a registration statement (the "Registration Statement") to provide for registration of the secondary offering of common stock of the Company in connection with the acquisition of South Florida Television Inc. (the "Transaction").

NOW THEREFORE, the undersigned hereby constitutes and appoints F. Duane Ackerman, Ronald M. Dykes, W. Patrick Shannon and Arlen G. Yokley, and each of them, as attorneys for her in her name, place and stead, to execute and file the Registration Statement, including the related prospectus, and thereafter to execute and file such additional or amended registration statement or statements and/or a post-effective amendment or amendments and an amended prospectus or prospectuses or amendments or supplements thereto, to register or deregister securities, to withdraw the registration statements or otherwise, hereby giving and granting to said attorneys full power and authority (including substitution and revocation) to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises in connection with the transaction as fully, to all intents and purposes, as she might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set her hand on the date indicated.



/s/ Robin B. Smith                     June 23, 1997
Robin B. Smith                         Date

Power of Attorney



KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, BELLSOUTH CORPORATION, a Georgia corporation (the "Company"), proposes to file with the Securities and Exchange Commission, under the Securities Act of 1933, as amended, a registration statement (the "Registration Statement") to provide for registration of the secondary offering of common stock of the Company in connection with the acquisition of South Florida Television Inc. (the "Transaction").

NOW THEREFORE, the undersigned hereby constitutes and appoints F. Duane Ackerman, Ronald M. Dykes, W. Patrick Shannon and Arlen G. Yokley, and each of them, as attorneys for him in his name, place and stead, to execute and file the Registration Statement, including the related prospectus, and thereafter to execute and file such additional or amended registration statement or statements and/or a post-effective amendment or amendments and an amended prospectus or prospectuses or amendments or supplements thereto, to register or deregister securities, to withdraw the registration statements or otherwise, hereby giving and granting to said attorneys full power and authority (including substitution and revocation) to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises in connection with the transaction as fully, to all intents and purposes, as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the date indicated.



/s/ C. Dixon Spangler, Jr.             June 23, 1997
C. Dixon Spangler, Jr.                 Date

Power of Attorney



KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, BELLSOUTH CORPORATION, a Georgia corporation (the "Company"), proposes to file with the Securities and Exchange Commission, under the Securities Act of 1933, as amended, a registration statement (the "Registration Statement") to provide for registration of the secondary offering of common stock of the Company in connection with the acquisition of South Florida Television Inc. (the "Transaction").

NOW THEREFORE, the undersigned hereby constitutes and appoints F. Duane Ackerman, Ronald M. Dykes, W. Patrick Shannon and Arlen G. Yokley, and each of them, as attorneys for him in his name, place and stead, to execute and file the Registration Statement, including the related prospectus, and thereafter to execute and file such additional or amended registration statement or statements and/or a post-effective amendment or amendments and an amended prospectus or prospectuses or amendments or supplements thereto, to register or deregister securities, to withdraw the registration statements or otherwise, hereby giving and granting to said attorneys full power and authority (including substitution and revocation) to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises in connection with the transaction as fully, to all intents and purposes, as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the date indicated.



/s/ Ronald A. Terry                    June 23, 1997
Ronald A. Terry                        Date

Power of Attorney



KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, BELLSOUTH CORPORATION, a Georgia corporation (the "Company"), proposes to file with the Securities and Exchange Commission, under the Securities Act of 1933, as amended, a registration statement (the "Registration Statement") to provide for registration of the secondary offering of common stock of the Company in connection with the acquisition of South Florida Television Inc. (the "Transaction").

NOW THEREFORE, the undersigned hereby constitutes and appoints F. Duane Ackerman, Ronald M. Dykes, W. Patrick Shannon and Arlen G. Yokley, and each of them, as attorneys for him in his name, place and stead, to execute and file the Registration Statement, including the related prospectus, and thereafter to execute and file such additional or amended registration statement or statements and/or a post-effective amendment or amendments and an amended prospectus or prospectuses or amendments or supplements thereto, to register or deregister securities, to withdraw the registration statements or otherwise, hereby giving and granting to said attorneys full power and authority (including substitution and revocation) to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises in connection with the transaction as fully, to all intents and purposes, as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the date indicated.



/s/ J. Tylee Wilson                    June 23, 1997
J. Tylee Wilson                        Date